YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2024

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PLUM ACQUISITION CORP. I

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [●], 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend:
http://cstproxy.com/[●]/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLUM ACQUISITION CORP. I

The undersigned appoints Kanishka Roy and Michael Dinsdale, each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Plum Acquisition Corp. I (“Plum”) held of record by the undersigned at the close of business on April 25, 2025 at the Extraordinary General Meeting of Stockholders of Plum to be held at the offices of Hogan Lovells US LLP located at 390 Madison Avenue, New York, NY 10017 on [●], 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 THROUGH 9, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued, and to be marked, dated and signed, on the other side)

2024

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders

The notice of meeting and accompanying Proxy Statement is available at: http://www.cstproxy.com/[●]/2024

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

Please mark your votes like this **X**

Proposal 1 - The Business Combination Proposal - To consider and vote upon a proposal to approve by an ordinary resolution under Cayman Islands Companies Law, Plum's entry into the Business Combination Agreement, dated November 27, 2023 (as may be amended, supplemented or otherwise modified from time to time, the "***Business Combination Agreement***"), by and among Plum, Veea Inc., a Delaware corporation ("***Veea***" or the "***Company***") and Plum SPAC Merger Sub, Inc., a Delaware corporation ("***Merger Sub***"), a copy of which is attached to the proxy statement/prospectus as Annex A, pursuant to which, among other things, following the de-registration of Plum as an exempted company in the Cayman Islands and the continuation and domestication of Plum as a corporation in the State of Delaware (as further noted below), Merger Sub will merge with and into Veea, with Veea as the surviving corporation (the "***Surviving Corporation***") in such merger (the "***Merger***") and, as a result of the Merger, Veea will become a wholly owned subsidiary of New Plum. Subject to, and in accordance with the terms and conditions of the Business Combination Agreement and certain related agreements, at Closing, each Existing Veea Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock of New Plum ("***New Plum Common Stock***") in the aggregate equal to $180,000,000, plus the aggregate exercise prices of Veea's in-the-money, vested convertible securities, divided by $10.00, and the holders of New Financing Securities (as defined in this proxy statement/prospectus) will receive shares of New Plum Common Stock in the aggregate equal to the amount raised through the issuance of the New Financing Securities divided by $7.50.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2 - The Domestication Proposal - To consider and vote upon a proposal, as a special resolution under Cayman Islands Companies Law, that Plum be transferred by way of continuation to Delaware pursuant to Article 47 of Plum's amended and restated memorandum and articles of association, as amended (the "***Existing Governing Documents***"), Part XII of the Cayman Islands Companies Act, and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, Plum be continued and domesticated as a corporation under the laws of the State of Delaware.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 3 - The Charter Proposal - To consider and vote upon a proposal, as a special resolution under Cayman Islands Companies Law, to approve the amendment and restatement of the Existing Governing Documents by their deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation, a copy of which is attached to the proxy statement/prospectus as Annex C (the "Proposed Charter") and the bylaws, a copy of which is attached to the proxy statement/prospectus as Annex D (the "Proposed Bylaws" and, together with the Proposed Charter, the "Proposed Governing Documents") of New Plum, which, if approved, would take effect immediately after the Domestication and pursuant to which inter alia Plum's current Existing Governing Documents would be amended to remove provisions related to our status as a blank check company that will no longer apply upon the consummation of the Business Combination.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4 - The Advisory Charter Proposals - to consider and vote, each on an ordinary resolution and on a non-binding advisory basis, upon the following seven (7) separate resolutions to approve material differences between the Proposed Governing Documents and the Existing Governing Documents:

Proposal 4A - To increase the number of authorized shares of Plum from 551,000,000 divided into (i) 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share, to (ii) 550,000,000 shares of common stock, par value $0.0001 per share, of New Plum and 1,000,000 shares of preferred stock, par value $0.0001 per share, of New Plum.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4B - To permit removal of a director only for cause and only by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the outstanding shares of voting stock of New Plum entitled to vote at an election of directors, voting together as a single class.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4C - to provide that, subject to the rights of holders of any series of preferred stock, the number of directors will be fixed from time to time by a majority of the board of directors of New Plum (the "***New Plum Board***").

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4D - to eliminate the ability of New Plum stockholders to take action by written consent in lieu of a meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4E - To provide that the Proposed Bylaws may be amended, altered, repealed or adopted either (x) by the affirmative vote of a majority of the New Plum Board present at any regular or special meeting of the New Plum Board at which a quorum is present or (y) by the approval of at least two-thirds (66 2/3%) of the voting power of all of the then-outstanding shares of voting stock of New Plum.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4F - To provide that the Proposed Charter may be amended, altered, repealed or adopted by the approval of at least two-thirds (66 2/3%) of the voting power of all of the then-outstanding shares of voting stock of New Plum for amendments for certain provisions of the Proposed Charter relating to: (i) classification and election of the New Plum Board, removal of directors from office, and filling vacancies on the New Plum Board, (ii) actions taken by the stockholders of New Plum, (iii) exculpation of personal liability of a director of New Plum and indemnification of persons serving as directors or officers of New Plum, (iv) forum for certain legal actions, (v) renunciation of certain corporate opportunities, and (vi) amendments to the Proposed Charter and New Plum Bylaws.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 4G - To provide that the Court of Chancery for the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for certain stockholder actions, provided that that the exclusive forum provision in the Proposed Charter does not apply to claims arising out of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, for which the federal district courts of the United States are the exclusive forum.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 5 - The Nasdaq Proposal - To consider and vote upon a proposal to approve, as an ordinary resolution under Cayman Islands Companies Law, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635, the issuance of shares of New Plum Common Stock in connection with the Business Combination, plus any additional shares pursuant to subscription agreements we or Veea may enter into prior to Closing.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 6 - The Incentive Equity Plan Proposal - To consider and vote upon a proposal to approve, as an ordinary resolution under Cayman Islands Companies Law, the New Plum Incentive Equity Plan, a copy of which is attached to the proxy statement/prospectus as Annex I.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 7 - The ESPP Proposal - To consider and vote upon a proposal to approve, as an ordinary resolution under Cayman Islands Companies Law, the Employee Stock Purchase Plan, a copy of which is attached to the proxy statement/prospectus as Annex J.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 8 - The Election of Directors Proposal - to consider and vote upon a proposal to elect, as an ordinary resolution under Cayman Islands Companies Law, seven (7) directors to serve staggered terms on New Plum's board of directors until the 2025, 2026 and 2027 annual meeting of stockholders of New Plum, respectively, and until their respective successors are duly elected and qualified.

	FOR	AGAINST	ABSTAIN
- Douglas Maine	☐	☐	☐
- Allen Salmasi	☐	☐	☐
- Michael Salmasi	☐	☐	☐

Proposal 9 - The Adjournment Proposal - to consider and vote upon a proposal to approve, as an ordinary resolution under Cayman Islands Companies Law, the adjournment of the Extraordinary General Meeting to a later date or dates (A) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to Plum shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient Plum Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting or (B) in order to solicit additional proxies from Plum shareholders in favor of one or more of the proposals at the Extraordinary General Meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

☐

Signature____________________________ Signature, if held jointly________________________________ Date____________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.